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                                                                 EXHIBIT 5.3


                        [JENKENS & GILCHRIST LETTERHEAD]




                                 August 11, 1998


FelCor Lodging Trust Incorporated
545 E. John Carpenter Frwy., Suite 1300
Irving, Texas  75062

         Re:      FelCor Lodging Trust Incorporated
                  Post-Effective Amendment No. 1 on Form S-3 to Form S-4

Ladies and Gentlemen:

         This firm has acted as counsel to FelCor Lodging Trust Incorporated (formerly FelCor Suite Hotels, Inc.), a Maryland corporation (the "Company"), in connection with the preparation of the Post-Effective Amendment No. 1 on Form S-3 to Form S-4 Registration Statement (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about August 12, 1998, under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of up to 1,273,259 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), that may be issued by the Company pursuant to outstanding options (the "Options") granted under the terms of the Second Amended and Restated 1995 Equity Incentive Plan (the "Incentive Plan") and the Stock Option Plan for Non- Employee Directors (the "Non-Employee Director Plan") (together with the Incentive Plan, the "Plans"), which Plans were originally adopted by Bristol Hotel Company ("Bristol"), which was merged with and into the Company effective July 28, 1998 (the "Merger"), whereupon the Company assumed Bristol's obligations under the Plans and Options as a result of the Merger.

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, this firm has examined and relied upon the original, or copies identified to our satisfaction, of (1) the Company's Articles of Amendment and Restatement, as amended and supplemented; (2) the bylaws of the Company, as amended; (3) minutes and records of the corporate proceedings of the Company with respect to the Merger, the assumption of the Plans and Options, and related matters; (4) the Registration Statement and exhibits thereto, including the Plans; and (5) such other documents and instruments as this firm has deemed necessary for the expression of these opinions. In making the foregoing examinations, this firm has assumed the genuineness of all signatures and the authenticity of all documents submitted to this firm as originals, and the conformity to original documents of all documents submitted to this firm as certified or photostatic copies. As to various questions of fact material to this opinion letter, and as to the content and form of the Articles of Amendment and Restatement, the bylaws, minutes, records, resolutions and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.



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FelCor Lodging Trust Incorporated
August 11, 1998
Page 2


         Based upon our examination, consideration of, and reliance on the documents and other matters described above, this firm is of the opinion that:

         (1) All corporate actions necessary to authorize the issuance by the Company of the Shares upon the exercise of the Options have been duly and validly taken; and

         (2) Assuming (i) that all relevant corporate actions heretofore taken by the Company remain in full force and effect and (ii) that the Shares are issued, sold and delivered as contemplated by, the Registration Statement and in accordance with the terms and conditions of the corporate authorization and the Options and the Plans, such Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

         The opinions expressed in this letter assume that (1) the Plans and the Options were duly authorized and validly issued by Bristol, and (2) each exercise price for the Options remains at not less than the par value per share of the Common Stock.

         This firm hereby consents (i) to the reference to us under the caption "Legal Matters" in the Prospectus, which constitutes a part of the Registration Statement referred to above, (ii) to the filing of this opinion letter as an exhibit to the Registration Statement and (iii) to references to our firm included in or made a part of the Registration Statement. In giving this consent, this firm does not admit that it comes within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          JENKENS & GILCHRIST,
                                          a Professional Corporation


                                          By:  /s/ DARYL B. ROBERTSON
                                              ------------------------------
                                                   Daryl B. Robertson,
                                                   Authorized Signatory

DBR/em